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                                                                       EXHIBIT 5
                                                                      (Form S-8)

                                 March 23, 2000



Electronic Tele-Communications, Inc.
1915 MacArthur Road
Waukesha, WI 53188

Ladies and Gentlemen:

         We are providing this opinion in connection with the Registration Statement of Electronic Tele-Communications, Inc. (the "Company") on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 175,000 shares of Class A Common Stock, $.01 par value, of the Company (the "Shares") pursuant to the Electronic Tele-Communications, Inc. 1999 Nonqualified Stock Option Plan (the "Plan").

         We have examined:

         (i)   the Registration Statement;
         (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date;
         (iii) the Plan;
         (iv) the minutes of corporate proceedings regarding the issuance and sale of the Shares by the Company; and
         (v) such other documents and records as we have deemed necessary for purposes of rendering this opinion.

         For purposes of rendering this opinion, we have examined originals or photocopies of the documents referred to above. In conducting such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         Based upon the foregoing, it is our opinion that:

         1. The Company is validly existing under the laws of the State of Wisconsin.

         2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.

         One of the Company's directors, Peter J. Lettenberger, is a partner of Quarles & Brady LLP which serves as legal counsel to the Company.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.


                                          Very truly yours,

                                          /s/ Quarles & Brady LLP
                                          QUARLES & BRADY LLP